Current Market Conditions

- October and November sales were soft
- December sales are off to a good start
- Competition is leading with price
- Most competitors offering free freight for online orders
- HP Direct taking market share

Q4 Actions

- **AM Daily Commitment**
  - **Increase pressure on Sales to meet the following metrics:**
    - Daily GP goal
    - Outbound call time goal & contact quantity
  - **Expand Bid Desk Utilization**
  - **Executive Call Campaign**
    - Top 500 customers with 2002 sales less than 2001
  - **Internet Business Accounts**
  - **Employee Store**

Opportunities

- Enterprise Products Continue to Rank at the Top of IT Spending Priorities
  - **Spending on IT Security to Reach $1.4 Billion in 2002**
    - Growth Forecast of 31% Annually Through 2007
  - **Spending for Storage Solutions Represents a $20 Billion by 2006**
    - CAGR 50%
  - **Spending on Enterprise Software is Expected to Grow 33% Through 2006**

AMI Partners, Inc.

  - **Developed dedicated Enterprise Sales Team**

PROFIT IMPROVEMENT INITIATIVES – RECENT RESULTS*

	2001	(Nov. YTD) 2002
Gross Margin Enhancements		$3,000,000
Freight Contracts/Cost Reductions	2,680,000	1,200,000
Telecommunications	930,000	164,000
Facilities	575,000	514,000
Advertising/Catalogs	1,150,000	125,000
Supply Chain and Distribution	440,000	379,000
Process Change/Staff Reductions	410,000	1,529,000
Other	345,000	400,000
TOTAL	$6,530,000	$7,311,000

* Annualized Savings

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PROFIT IMPROVEMENT TARGETS

Current Initiatives	$ Opportunity
Sales Productivity Improvement	Sales
Web Enhancements	Sales
Supply Chain Initiatives	1,000,000
Inbound freight management	150,000
Ohio workers comp	100,000
Packaging/labeling	100,000
Telecommunications	75,000

PROFIT IMPROVEMENT TARGETS – Cont'd.

Current Initiatives	$ Opportunity
Facilities	$500,000
Negotiate paper /processing contract	150,000
Serial number masking	150,000
AP recovery audit	100,000

NON-SALES REPRESENTATIVES

Headcount



SMB - Non-Account Managers
GovC - Non-Account Managers
MD - Non Account Managers
1000
900
800
700
600
500
400
300
200
100
0
798
780
819
798
57
69
46
73
47
67
741
711
700
684
Q4 01
Q1 02
Q2 02
As of 10/31/02

PC Connection

SALES REPRESENTATIVES

Headcount



SMB - Account Managers
GovC - Account Managers
MD - Account Managers
600
500
400
300
200
100
0
513
515
548
542
88
118
72
110
78
104
425
397
366
360
Q4 01
Q1 02
Q2 02
As of 10/31/02

PC Connection